SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2017

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

Cortland Bancorp (the “Company”) insures the lives of certain of its key officers and directors as a funding vehicle for deferred compensation programs. The value of the insurance contracts is recognized into income as cash value builds in the policies over time. Upon the death of an insured, the insurance proceeds may exceed the cash value recognized at the time of the occurrence. In this circumstance, the Company will recognize a gain for the difference.

In September 2017, the death of a former executive triggered the recognition of a gain of $898,000 based upon the extent that the death proceeds exceeded the cash value of the policy recognized to date. The gain, representing $.20 per share, will be recorded in noninterest income in the third quarter 2017 income statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President

Date: September 22, 2017